Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

May 5, 2023

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Hercules Capital, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2, originally filed on December 17, 2021 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”) and the prospectus supplement, dated May 5, 2023 (including the base prospectus filed therewith, the “Prospectus Supplement”), filed with the Commission on May 5, 2023 pursuant to Rule 424(b)(2) under the Securities Act, relating to the proposed issuance by the Company of up to 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold to sales agents pursuant to the equity distribution agreements, each dated May 5, 2023, between the Company and each of JMP Securities LLC and Jefferies LLC (the “Distribution Agreements”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i) the Registration Statement;

(ii) the Prospectus Supplement;

(iii) the Distribution Agreements;

(iv) the Articles of Amendment and Restatement of the Company dated as of June 8, 2005;

(v) the Articles of Amendment of the Company dated as of March 6, 2007;

(vi) the Articles of Amendment of the Company dated as of April 5, 2011;

(vii) the Articles of Amendment of the Company dated as of April 3, 2015;

(viii) the Articles of Amendment of the Company dated as of February 23, 2016;

(ix) the Amended and Restated Bylaws of the Company dated as of March 19, 2020;

(x) a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date;

(xi) the resolutions adopted by the Company’s board of directors as of March 23, 2023; and

(xii) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to the facts upon which the opinions are based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that when (i) the Distribution Agreements has been duly executed and delivered by the parties thereto and (ii) the Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the terms of the Distribution Agreements and (b) if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the Shares:

(i)	the Company is duly incorporated and validly existing in good standing under the laws of the State of Maryland;

(ii)	the Shares have been duly established and approved by all necessary corporate action on the part of the Company; and

(iii)	the Shares as established comply with the requirements of the Investment Company Act of 1940, as amended.

The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any debt securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the laws of the State of Maryland. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities.

The opinion expressed herein is based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion. We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP